International Business Machines
New Orchard Road
Armonk, NY 10504

			       October 30, 2017


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals,
whose signatures appear below, as well as each of the International Business Machines Corporation (IBM) employees holding the titles of Secretary; Assistant Secretary;
Vice President, Compensation and Benefits;
Vice President, Executive Compensation;
and Manager, Executive Compensation Operations
and Officer Services;
and any employee of IBM designated in writing
by the Secretary of IBM, to sign and file on my behalf
as a member of the Board of Directors of IBM
any Securities and Exchange Commission forms or documents
in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under the Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.
E. Barth          ________/s/ E. Barth_______________________
C. Kobialka       _____/s/ C. Kobialka_______________________
P.T. Charouk      ____/s/ P.T. Charouk_______________________
M. Clemens          _____/s/ M. Clemens______________________
P. E. Dunkle, Jr.        __/s/ P.E. Dunkle, Jr.______________
A. Gomes da Silva     _______/s/ A. Gomes da Silva___________
N. LaMoreaux          _____/s/ N. LaMoreaux__________________
L. Mallardi          ______/s/ L. Mallardi___________________
C.M. Montgomery    ________/s/ C.M. Montgomery_______________
N. Wilmore _______________/s/ N. Wilmore_____________________


This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.
              			Very truly yours,

              			/s/ Frederick Waddell